UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 3, 2005
PATTERSON-UTI ENERGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22664 (Commission File Number)	75-2504748 (I.R.S. Employer Identification No.)

4510 Lamesa Hwy. Snyder, Texas (Address of principal executive offices)	79549 (Zip Code)
Registrant’s telephone number, including area code: (325) 574-6300
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 3, 2005, the Company announced that Jonathan D. Nelson, its Vice President, Chief Financial Officer, Secretary and Treasurer, resigned from these positions effective November 3, 2005. The Company also announced that John E. Vollmer III, its Senior Vice President — Corporate Development, has assumed the position of Chief Financial Officer, Secretary and Treasurer, in addition to being Senior Vice President—Corporate Development.
The information required by Items 401(b), (d) and (e) of Regulation S-K with respect to Mr. Vollmer is set forth in the Company’s Definitive Proxy Statement for the Company’s 2005 annual meeting of stockholders (filed with the Securities and Exchange Commission on April 28, 2005) under the caption “Executive Officers,” and the information under that caption with respect to Mr. Vollmer is hereby incorporated by reference into this Current Report.
For a description of the material terms of the Company’s change in control arrangement, severance agreement and indemnification agreement with Mr. Vollmer, see the description set forth in the Company’s Definitive Proxy Statement under “Change in Control Arrangements; Employment Contracts; Indemnification Agreements,” which description is hereby incorporated by reference into this Current Report.
Item 7.01 Regulation FD Disclosure.
A copy of the press release announcing the appointment of Mr. Vollmer is being furnished pursuant to Regulation FD. The information in the press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.
Item 9.01. Financial Statements and Exhibits.
(c)       Exhibits

Exhibit No.	Description

99.1	Press Release dated November 3, 2005 relating to the appointment of John E. Vollmer as Chief Financial Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON-UTI ENERGY, INC.
Dated: November 4, 2005	By:	/s/ John E. Vollmer III
John E. Vollmer III
Senior Vice President — Corporate Development and Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 3, 2005 relating to the appointment of John E. Vollmer as Chief Financial Officer.